UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006 (September 26, 2006)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA		30308
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.
On August 3, 2006, the Board of Directors of Oxford Industries, Inc. (the “Company”) approved an amendment to the Oxford Industries, Inc. Long-Term Stock Incentive Plan (the “Plan”), subject to shareholder approval at the Company’s 2006 annual meeting of shareholders (the “Pending Proposal”), that would increase by an aggregate of 500,000 shares the Plan’s limit on the number of shares of common stock that could be transferred over the life of the Plan to Plan participants (i) free of a substantial risk of forfeiture in connection with grants of restricted shares under the Plan or (ii) in satisfaction of restricted share units awarded under the Plan.
The Plan, as previously approved by the Company’s shareholders at the Company’s 2004 annual meeting of shareholders, effectively authorized the Company to transfer in excess of 2,600,000 shares of common stock to Plan participants over the life of the Plan. As disclosed in the proxy statement for the Company’s 2006 annual meeting of shareholders, which was filed with the U.S. Securities and Exchange Commission on September 8, 2006, (i) since the Plan went into effect as of July 27, 2004, the Nominating, Compensation and Governance Committee of the Company’s Board of Directors has granted awards under the Plan exclusively in the form of restricted shares and restricted share units, (ii) as of August 3, 2006, the aggregate number of restricted shares and shares issuable in respect of restricted share units that had been granted under the Plan was 120,004 shares, and (iii) as of August 3, 2006, there were 2,651,259 shares of common stock that remained available for issuance under the Plan.
Subsequent to the distribution to the Company’s shareholders of the proxy statement for the Company’s 2006 annual meeting of shareholders, the Company received feedback from Institutional Shareholder Services (“ISS”) regarding the Plan. As a result, effective September 26, 2006, the Board of Directors of the Company approved an additional amendment to the Plan (the “September Amendment”) which limits to an aggregate of 1,000,000 shares (including shares previously granted under the Plan) the number of shares of common stock that could be transferred to Plan participants over the life of the Plan. The September Amendment does not require shareholder approval and is effective as of September 26, 2006 regardless of whether the Company’s shareholders approve the Pending Proposal. The September Amendment does not have any effect on the Pending Proposal.
The September Amendment is attached hereto as Exhibit 99.1.
     Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     Exhibit 99.1     Amendment to the Oxford Industries, Inc. Long-Term Stock Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
September 28, 2006	/s/ Thomas C. Chubb III
	Name:	Thomas C. Chubb III
	Title:	Executive Vice President